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                                                                  EXHIBIT 10.9.4




                                    AMFM INC.

                           THIRD AMENDMENT TO THE 1998
                           AMFM INC. STOCK OPTION PLAN

         THIS THIRD AMENDMENT TO THE 1998 CHANCELLOR MEDIA CORPORATION STOCK OPTION PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of July 5, 2000.

                                    RECITALS

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of The 1998 AMFM Inc. Stock Option Plan (the "Plan"); and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 4.4(b) is amended and restated to read in its entirety as follows:

                  (b) Subject to the provisions of Section 4.7 of the Plan, no portion of an Option which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

         2. Article IV of the Plan is amended by adding the following new
Section 4.7 thereto:

                  4.7 Clear Channel Merger. Anything in the Plan or any Option Agreement to the contrary notwithstanding, (i) with respect to any Options outstanding immediately after the Clear Channel Merger, if on or before the second anniversary of the Clear Channel Merger (x) the employment of an Optionee of the Company or a Subsidiary of the Company terminates for any reason other than death, disability or cause, or (y) an Optionee who is an Employee resigns after any action by the Company or any parent or Subsidiary of the Company which results in a material diminution in the position, compensation, authority, duties or responsibilities of the Optionee or requires the Optionee to relocate to another city


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         which is more than 50 miles from the Optionee's then current location of employment, then the Options of such Optionee shall vest and become fully exercisable and such Optionee shall have the right to exercise his or her Options for the full amount of shares underlying the Options until the termination of the Options in accordance with their terms without regard, however, to any provisions regarding Termination of Employment contained therein; and (ii) any Option held by an Optionee who held office as a non-employee Director of the Company on or after October 2, 1999, shall vest and become fully exercisable at the effective time of the Clear Channel Merger or at such earlier time at which such Optionee no longer holds office as a Director of the Company by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and such Optionee shall have the right to exercise such Options for the full amount of the shares underlying the Options until the termination of the Options in accordance with their terms, without regard, however, to any provisions contained therein that otherwise would have the effect of terminating the Options prior to expiration of the full term of the Options.

         3. Section 7.3(b) is amended by replacing the clause "Subject to Sections 7.3(b)(vi) and 7.3(d)" located at the beginning of the first sentence thereof with the clause "Subject to Sections 4.7, 7.3(b)(vi) and 7.3(d)".

         4. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                         AMFM INC.


                                         By:        /s/ W. Schuyler Hansen
                                                  ------------------------
                                         Name:    W. Schuyler Hansen
                                         Title:   Senior Vice President and
                                                  Chief Accounting Officer




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